UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2007 (April 9, 2007)

T-3 ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission	76-0697390
(State or other jurisdiction of incorporation or organization)	File No.: 000-19580	(IRS Employer Identification No.)

7135 Ardmore, Houston, Texas 77054

(Address of principal executive offices and zip code)

(713) 996-4110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On April 9, 2007, T-3 Energy Services, Inc. (the “Company”) issued a press release announcing a public offering of 5,112,500 shares of the Company’s common stock. First Reserve Fund VIII, L.P., a stockholder of the Company, will sell 4,242,883 of the shares of the Company common stock and the Company will sell the remaining 869,617 shares in the offering. A copy of the related press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 7.01 by reference.

This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued April 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

T-3 Energy Services, Inc.

By:	/s/ Michael T. Mino
Michael T. Mino
Chief Financial Officer and Vice President

Date: April 9, 2007

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued April 9, 2007.

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